As filed with the Securities and Exchange Commission on January 15, 1999
                                                   Registration No. 333-45233





                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                         INLAND REAL ESTATE CORPORATION
       (Exact name of registrant as specified in governing instruments)


                              2901 Butterfield Road
                           Oak Brook, Illinois  60523
                    (Address of principal executive offices)



                             Robert H. Baum, Esq.
                       Inland Real Estate Corporation
                            2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Name and address of agent for service)



                                With a copy to:
                            Michael J. Choate, Esq.
                            Shefsky & Froelich Ltd.
                           444 North Michigan Avenue
                                  Suite 2500
                           Chicago, Illinois  60611








                           INLAND REAL ESTATE CORPORATION
                           POST-EFFECTIVE AMENDMENT NO. 4


WE ARE FILING THIS AMENDMENT NO. 4 TO CORRECT ERRORS IN AMENDMENT NO. 3 WHICH WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1999. SPECIFICALLY, AMENDMENT NO. 3 REFERENCED BOTH AN INCORRECT NUMBER OF SHARES SOLD ON A "BEST EFFORTS" BASIS AND AN INCORRECT NUMBER OF WARRANTS ISSUED. THE CORRECT INFORMATION IS AS FOLLOWS:



                            DEREGISTRATION OF SHARES

We filed a Registration Statement on Form S-11 which the Securities and Exchange Commission declared effective on April 7, 1998 pursuant to which we registered 28,058,370 shares of common stock and 625,000 warrants to purchase 625,000 shares. Of the 28,058,370 shares registered, we offered 25,000,000 shares on a "best efforts" basis, 2,000,000 shares for distribution to individuals participating in our Distribution Reinvestment Program and 1,058,370 shares were issuable upon the exercise of the warrants.

As of December 31, 1998, we had offered 25,000,000 and sold 16,656,607.5409 shares available for distribution on a "best efforts" basis. We issued an additional 1,142,016.5038 shares to individuals participating in our Distribution Reinvestment Program. We issued 371,063.7006 warrants in connection with this offering. We did not issue any shares in connection with the exercise of warrants. We have determined to terminate, as of December 31, 1998, the offering of shares evidenced by this Registration Statement and we hereby deregister the remaining 8,343,392.4591 shares available for distribution on a "best efforts" basis, 857,983.4962 shares which were registered for distribution to individuals participating in our Distribution Reinvestment Program, 253,936.2994 warrants and 1,058,370 shares issuable upon exercise of the warrants.


                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 15th day of January, 1999.


                               Inland Real Estate Corporation


                               By:     /s/Robert D. Parks
                               Title:  President, Chief Executive Officer,
                                       Chief Operating Officer and Chairman
                                       of the Board of Directors


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



        Name                    Title                             Date


/s/      *            President, Chief Executive Officer,    January 15, 1999
Robert D. Parks       Chief Operating Officer and Chairman
                      of the Board of Directors


/s/      *            Director                               January 15, 1999
G. Joseph Cosenza


/s/      *            Secretary, Treasurer and Chief         January 15, 1999
Kelly Tucek           Financial Officer (Principal Accounting
                      Officer)


/s/      *            Director                               January 15, 1999
Roland W. Burris


/s/      *            Director                               January 15, 1999
Joel G. Herter


/s/      *            Director                               January 15, 1999
Heidi N. Lawton

             Robert D. Parks, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post Effective Amendment No. 4 to the Registration Statement on behalf of the above-indicated Officers and Directors of Inland Real Estate Corporation (constituting all the Directors) pursuant to powers of attorney executed by such persons and heretofore filed with the Securities and Exchange Commission.

*By: /s/ Robert D. Parks
Robert D. Parks
As attorney-in-fact